UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Christian Kendall to Succeed Phil Rykhoek as Chief Executive Officer

Denbury Resources Inc. (the “Company”) announced today that the Company’s board of directors (the “Board”) intends to appoint Christian S. Kendall as Chief Executive Officer (“CEO”) of the Company effective June 30, 2017, in conjunction with Phil Rykhoek’s retirement from the CEO position to be effective that date.

Mr. Kendall, 50, joined Denbury as Chief Operating Officer in September 2015 and was named President in October 2016. Mr. Kendall has over 27 years of experience in the oil and gas industry, holding a variety of technical and leadership roles, both international and domestic. Prior to joining Denbury, he spent 14 years with Noble Energy, most recently as Senior Vice President, Global Operations Services. His prior assignments at Noble Energy include serving as Vice President, Gulf of Mexico, and as Business Unit Manager and Vice President, Noble Energy Mediterranean, Ltd. Mr. Kendall began his career with Mobil Oil Corporation in 1989. He holds a Bachelor of Science degree in Engineering, Civil Specialty, from the Colorado School of Mines.

Chief Executive Officer and Board Position Retirement

Mr. Rykhoek will leave his Board position when he retires from his CEO role.

In connection with his retirement as CEO, Mr. Rykhoek entered into an Officer Retirement Agreement, dated March 21, 2017, providing for (i) payment of $4.97 million in July 2017, (ii) payment of $2.73 million in February 2018, (iii) his employment on a part-time basis to be available to the Company in an advisory role through January 2018, for which he is to be paid nominal compensation, and (iv) continuing eligibility to participate in the Company’s insurance plans through December 2018, and containing certain restrictive covenants regarding confidentiality, non-competition, non-solicitation, and non-disparagement obligations and a release of claims. After his retirement as CEO, Mr. Rykhoek will be ineligible to receive future awards under the Company’s equity compensation plans or to participate in the Company’s Severance Protection Plan. All equity and cash performance awards granted under the Company’s 2004 Omnibus Stock and Incentive Plan and held by Mr. Rykhoek prior to his retirement as CEO shall be treated, governed and interpreted according to the terms and conditions of those awards.

A copy of the press release regarding the CEO succession is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1*	Denbury Press Release, dated March 21, 2017.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: March 27, 2017	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Denbury Press Release, dated March 21, 2017.

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